                                                                    EXHIBIT 23.1

     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated July 14, 1995, except for Note 1 as to which the
date is June   , 1996, in the Registration Statement (Form S-1) and related
Prospectus of Dailey Corporation, a Delaware corporation, (formerly Dailey Petroleum Services Corp.) for the registration of 4,000,000 shares of Class A Common Stock.

Houston, Texas
June   , 1996

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     The foregoing consent is in the form that will be signed upon completion of the reorganization of the capital accounts of the Company as described in Note 1 to the consolidated financial statements.

                                          ERNST & YOUNG LLP

Houston, Texas
May 23, 1996